UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2009
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)		75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
     On July 31, 2009, our wholly owned subsidiaries Digital Recorders, Inc. (“Digital”) and TwinVision of North America, Inc. (“TwinVision” and, together with Digital, the “Borrowers”), and DRI Corporation (the “Company”), as Guarantor, entered into an amendment to that certain letter agreement, dated as of July 21, 2009 (the “July Letter Agreement”), with BHC Interim Funding, III, L.P. (“BHC”), as Lender (the “July Letter Amendment”).
     The material terms of the July Letter Amendment are described in Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On July 31, 2009, the Borrowers, the Company and BHC agreed to the July Letter Amendment which extends, from July 31, 2009 to August 7, 2009, the reference date prior to which the Borrowers and the Company must enter into such amendments to the Loan Agreement, the Brazil Pledge and the other Loan Documents (as such terms are defined in the July Letter Agreement), as BHC may reasonably require in connection with the acquisition by Mobitec AB, the Company’s wholly-owned Swedish subsidiary (“Mobitec AB”), from Roberto Juventino Demore and Lorena Giusti Demore of the remaining 50% of the issued and outstanding interests of Mobitec Brasil Ltda., Mobitec AB’s 50% owned Brazilian subsidiary.
     All other terms and conditions of the July Letter Agreement remain the same.
     The description of the terms and conditions of the July Letter Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the July Letter Amendment, which will be filed with the Company’s quarterly report on Form 10-Q, to be filed on or before August 14, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.
Date: August 6, 2009

DRI CORPORATION
By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary

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